Exhibit 99.1

Monthly Letter to our STOCKHOLDERS Inland American REAL ESTATE TRUST, INC September 12, 2012 Dear Stockholder: In August, Inland American made great strides in its student housing portfolio with the opening of two successful student housing properties in Florida and Arizona. At the University of Central Florida in Orlando, we completed the University House on time, under budget and the property was 100 percent pre-leased prior to opening.  The five-story, 995-bed development provides students with a new off-campus housing option. The property features an innovative design and cutting-edge amenities, including fully furnished apartments, a fitness center, a multimedia lounge, a swimming pool with cabanas, sport courts, a putting green, tanning beds and more. Residents also will have admittance to controlled-access garage parking and the university and city shuttle systems. At the Arizona State University Polytechnic campus in Mesa, Arizona, we also opened a smaller on-campus asset. This facility holds 318 students and was developed in a partnership with the university. With these completed properties, Inland American continues to show our ability to develop premium student housing properties desired by students. Additionally, Inland American is completing a 1,189-bed project scheduled to be finished in fall 2013 at California State University - Fullerton, and is positioned to acquire additional premier properties at leading universities.  Going forward, our goal is to double or triple the size of our current student housing portfolio. Currently, the average age of campus housing is 30 years old. College enrollments in the U.S. are expected to increase over the next five years due to students staying in school longer and/or returning to school to improve their marketability, and we believe these combined factors create an ideal opportunity for Inland American.  Replay of the Second Quarter 2012 Earnings Call and Webcast All stockholders are invited to listen to the replay of the second quarter 2012 earnings call that was held on Thursday, August 23, 2012. The replay is available on Inland American’s website at www.inlandamerican.com. Our next conference call will be held in December, and more information will follow on the exact time and date. We encourage all of our stockholders to participate. University House at University of Central Florida - Premier student housing community developed by Inland American Communities Group, Inc. opened in August.

Cash Distribution Enclosed is your cash distribution equaling $0.04167 per share for the month of August 2012. Inland American’s distribution is paid monthly at an annualized rate equal to $0.50 per share. This equates to an approximate 7% annualized yield on our current estimated per share value, and our Distribution Reinvestment Plan per share purchase price, of $7.22. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check.  Annual Stockholders’ Meeting The Inland American annual stockholders’ meeting is scheduled for Tuesday, September 18, 2012 at 9:00 a.m. CST at our office in Oak Brook, Illinois. All stockholders of record on June 22, 2012 should have received a Proxy Statement. If you have voted we thank you. If you have not voted, we encourage you to vote as soon as possible as every vote is important! If you have any questions or have not received your proxy information, please contact Investor Services immediately at (800)826-8228.  Sincerely,  INLAND AMERICAN REAL ESTATE TRUST, INC.  Robert D. Parks  Brenda Gail Gujral Chairman of the Board President   cc: Trustee Broker Dealer Financial Advisor The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.